UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 18, 2011

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction
 of incorporation)

1-12935 (Commission File Number)	20-0467835 (IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas (Address of principal executive offices)	75024 (Zip Code)

Registrant’s telephone number, including area code: (972) 673-2000

                                        N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 5 — Corporate Governance and Management

Item 5.07(d) Submission of Matters to a Vote of Security Holders

    In connection with the annual stockholders meeting of Denbury Resources Inc. (“Denbury” or the “Company”) held May 18, 2011, over 77% of the stockholders voting on Proposal Three, regarding how frequently the Company should seek an advisory stockholder vote on the compensation of Denbury’s named executive officers as required by the Dodd-Frank Act, voted in favor of holding such an advisory vote annually.

    As provided in Item 5.07(d) of Form 8-K, and in light of the recommendation of the Board of Directors of Denbury that stockholders vote at the 2011 annual meeting in favor of an annual advisory vote on executive compensation, and in light of the vote of Company stockholders on that frequency proposal, the Company has decided to hold an annual stockholder advisory vote on the compensation of its named executive officers, commencing with its 2012 annual meeting of stockholders, until the Board of Directors determines otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENBURY RESOURCES INC.
Date: October 17, 2011	/s/ Alan Rhoades
Alan Rhoades
Vice President and Chief Accounting Officer